                         REGISTRATION RIGHTS AGREEMENT

                  AGREEMENT, dated as of the 16th day of May, 1994, between New Retail Concepts, Inc. a Delaware Corporation having its principal place of business at 60 West 40th Street, New York, New York 10018 (the "Holder") and Candie's, Inc., a Delaware corporation having its principal place of business at 60 West 40th Street, New York, New York 10018 (the "Company").

                  WHEREAS, simultaneously with the execution and delivery of this Agreement, the Holder is acquiring from the Company an aggregate of 240,740 shares (the "Shares") of Common Stock, par value $.001 per share (the "Common Stock"), upon the terms set forth in the Letter Agreement dated as of May 16, 1994 (the "Letter Agreement"); and

                  NOW, THEREFORE, the parties hereto mutually agree as follows:

                   1. Registrable Securities. As used herein the term "Registrable Security" means each of the Shares and any shares of Common Stock issued upon any stock split or stock dividend in respect of such Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act of 1933, as amended (the "Securities Act") and disposed of pursuant thereto,
(ii) registration under the Securities Act is no longer required for the immediate public distribution of such security or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Agreement.

                  2. Registration.

                   The Company has agreed with certain investors who have purchased up to 1,200,000 shares of Common Stock pursuant to a Confidential Private Offering Memorandum dated March 22, 1994, in a private offering of Common Stock (the "Offering"), to prepare and file with the Securities and Exchange Commission (the "SEC"), on one occasion, within thirty (30) days of the final closing of the Offering at the sole expense of the Company, a registration statement (the "Registration Statement") and such other documents, including a prospectus, as may be necessary, in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale of Shares by the holders thereof, for six (6) consecutive months. The Company agrees hereby to include the Shares owned by the Holder in such Registration Statement. Nothing herein contained shall require the Company to undergo an audit, other than in the ordinary course of business.

                   3. Additional Terms. The following provisions shall be applicable to any Registration Statement filed pursuant to this Agreement:

                   (a) The Company will use its best efforts to cause the Registration Statement to become effective as promptly as practicable and, if any stop order shall be issued by the SEC in connection therewith, to use its reasonable efforts to obtain the removal of such order. Following the effective date of the Registration Statement, the Company shall, upon the request of the Holder, forthwith supply such reasonable number of copies of the Registration Statement, preliminary prospectus and prospectus meeting the requirements of the Securities Act as shall be reasonably requested by the Holder to permit the Holder to make a public distribution of his or her Registrable Securities. The Company will use its reasonable efforts to qualify the Registrable Securities for sale in such states as the Holder of Registrable Securities shall reasonably request, provided that no such qualification will be required in any jurisdiction where, solely as a result thereof, the Company would be subject to service of general process or to taxation or qualification as a foreign corporation doing business in such jurisdiction. The obligations of the Company hereunder with respect to the Holder's Registrable Securities are expressly conditioned on the Holder's furnishing to the Company such appropriate information concerning the Holder, the Holder's Registrable Securities and the terms of the Holder's offering of such Registrable Securities as the Company may reasonably request.

                   (b) The Company shall bear the entire cost and expense of any registration of the Registrable Securities; provided, however, that the Holder shall be solely responsible for the fees of any counsel retained by him or her in connection with such registration and any transfer taxes or underwriting discounts or commissions applicable to the Registrable Securities sold by him or her pursuant thereto.

                   (c) The Company shall indemnify and hold harmless the Holder and each underwriter, within the meaning of the Securities Act, who may purchase from or sell for the Holder, any Registrable Securities, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, any other registration statement filed by the Company under the Securities Act, any post-effective amendment to such registration statements, or any prospectus included therein required to be filed or furnished by reason of this Agreement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by the Holder or underwriter expressly for use therein; which indemnification shall include each person, if any, who controls any such underwriter within the meaning of the Securities Act and each officer, director, employee and agent of such underwriter; provided, however, that the Company shall not be obligated to so indemnify the Holder or any such underwriter or other person referred to above unless the Holder or underwriter or other person, as the case may be, shall at the same time indemnify the Company, its directors, each officer signing the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any registration statement or any prospectus required to be filed or furnished by reason of this Agreement or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company by the Holder or underwriter expressly for use therein.

                   (d) If for any reason the indemnification provided for in the preceding subparagraph is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

                   (e) Neither the filing of a Registration Statement by the Company pursuant to this Agreement nor the making of any request for prospectuses by the Holder shall impose upon the Holder any obligation to sell his or her Registrable Securities.

                   (f) The Holder, upon receipt of notice from the Company that an event has occurred which requires a post-effective amendment to the Registration Statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of his or her Registrable Securities until the Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

                  4.  Governing Law.

                   (a) The Registrable Securities are being delivered in New York. This Agreement shall be deemed to have been made and delivered in the State of New York and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York.

                   (b) The Company and the Holder each (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement, or any other agreement entered into between the Company and the Holder pursuant to the Offering shall be instituted exclusively in New York State Supreme Court,

County of New York, or in the United States District Court for the Southern District of New York, (b) waives any objection which the Company or such Holder may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company and the Holder each further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company or the Holder mailed by certified mail to the Company's or, as the case may be, the Holder's address shall be deemed in every respect effective service of process upon the Company or the Holder, as the case may be, in any suit, action or proceeding.

                   5. Amendment. This Agreement may only be amended by a written instrument executed by the Company and the Holder.

                   6. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

                    7. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                    8. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

                   If to the Holder, to his or her address set forth on the signature page of this Agreement.

                   If to the Company, to the address set forth on the first page of this Agreement.

                    9. Binding Effect; Benefits. The Holder may not assign his or her rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, including, without limitation, the permitted transferees of the Registrable Securities. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives, successors and such permitted assigns, any rights or remedies under or by reason of this Agreement.

                   10. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

                   11. Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

                                      NEW RETAIL CONCEPTS, INC.



                                      By: /s/ Neil Cole
                                          --------------------------------
                                          Neil Cole
                                          President






                                      CANDIE'S, INC.




                                      By: /s/ Lawrence O'Shaughnessy
                                          ----------------------------------
                                          Lawrence O'Shaughnessy
                                          Chief Operating Officer